                                  CONFIDENTIAL
                           EXCLUSIVE LICENSE AGREEMENT

          This Exclusive License Agreement (this "AGREEMENT") is entered into as of the 23rd day of December, 1997 (the "Effective Date") by and between the Fred Hutchinson Cancer Research Center, a Washington non-profit corporation (the "FHCRC"), and Rosetta Inpharmatics, Inc., a Delaware corporation (the "LICENSEE").

                                    RECITALS

          A. FHCRC is the owner by assignment from Stephen H. Friend and Leland Hartwell (the "Inventors") of the PATENT RIGHTS as defined in this Agreement together with certain confidential information relating thereto;

          B. FHCRC is committed to a policy that ideas or creative works produced at FHCRC should be used for the greatest possible public benefit and believes that every reasonable incentive should be provided for the prompt introduction of such ideas into public use, all in a manner consistent with the public interest;

          C. LICENSEE desires to obtain an exclusive worldwide license in order to practice the above referenced invention covered by the PATENT RIGHTS in the United States and in certain foreign countries, and to manufacture, use and sell in the commercial market the products made in accordance therewith; and

          D. FHCRC is willing to grant such a license to LICENSEE subject to the terms and conditions of this Agreement.

                              TERMS AND CONDITIONS

          The parties agree as follows:

                             ARTICLE 1- DEFINITIONS

         1.1 PATENT RIGHTS means rights of FHCRC in, to and under the issued United States patents and patent applications listed in APPENDIX A, the inventions described therein, as well as all continuations and divisions thereof, all continuations-in-part to the extent one or more of their claims are directed to the subject matter of the patent applications listed in APPENDIX A as of the Effective Date hereof, reissues, reexaminations, extensions and foreign counterparts thereof, which will automatically be deemed incorporated in and added to this Agreement and shall periodically be added to APPENDIX A.


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

         1.2 LICENSED PROCESSES means any process described and claimed in PATENT RIGHTS.

         1.3 LICENSED PRODUCT means a product described and claimed in the PATENT RIGHTS or a product that is manufactured or covered by one or more LICENSED PROCESSES.

         1.4 AFFILIATE means any company, corporation, or business in which LICENSEE owns or controls at least a fifty percent (50%) ownership interest (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) or which directly or indirectly owns or controls more than a fifty percent (50%) ownership interest in LICENSEE.

         1.5 TECHNICAL INFORMATION means inventions (whether or not patentable), processes, materials, formulas and know-how directly related to the subject matter of the PATENT RIGHTS that are developed by the Inventors and owned or controlled by FHCRC as of the date of this Agreement or hereafter. All TECHNICAL INFORMATION shall be communicated to LICENSEE in writing.

         1.6 TECHNOLOGY means any and all (a) PATENT RIGHTS and (b) TECHNICAL INFORMATION supplied by FHCRC to LICENSEE.

         1.7 IMPROVEMENT means any invention, discovery or know-how (whether or not patentable) which (a) is an improvement or modification of the TECHNOLOGY or otherwise directly relates to the subject matter of the PATENT RIGHTS; (b) is not licensed as of the Effective Date; (c) is made within five (5) years from the Effective Date hereof; (d) is conceived or reduced to practice by one or more of the Inventors; and (e) is owned by FHCRC or LICENSEE with the right to license it.

                                ARTICLE 2- GRANT

         2.1 EXCLUSIVE LICENSE. FHCRC hereby grants to LICENSEE and LICENSEE accepts, subject to the terms and conditions hereof, the exclusive worldwide license, under the PATENT RIGHTS, to make, have made, use, sell, import, offer for sale and have sold the LICENSED PRODUCTS, to practice the TECHNOLOGY and to practice the LICENSED PROCESSES, for all uses in all fields, for the Term permitted in Section 3.1 of this Agreement (the "License"). The License includes the right to grant sublicenses, subject to the provisions of Section 2.2(f) below.

         2.2 RESTRICTIONS ON LICENSE. Notwithstanding any other provision of this Agreement, the License is subject to the following policies, obligations and/or conditions:

                  (a) FHCRC's Patents and Inventions Policy adopted September 30, 1983,


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

Public Laws 96-517 and 98-620 and FHCRC's obligations under agreement with other sponsors of research. Any right granted in this Agreement greater than that permitted under Public Laws 96-517 or 9 8-620 shall be subject to modification as may be required to conform to the provisions of the statutes.

                  (b) LICENSEE agrees during the period of exclusivity of the License that any LICENSED PRODUCT produced for sale in the United States will be manufactured substantially in the United States.

                  (c) For research purposes only and not for any commercial purpose, FHCRC has the right to make and to use, but not to sublicense the TECHNOLOGY without LICENSEE'S written consent (which consent will not be unreasonably withheld if the sublicense is to an academic or research institution, is for research purposes only and such institution agrees to be bound by the restrictions of this Section 2.2(c)). FHCRC agrees that it will not use the TECHNOLOGY in research subject to licensing or consulting obligations to a third party (except for the federal government), without the written consent of LICENSEE.

                  (d) LICENSEE shall use reasonable effort to introduce the LICENSED PRODUCTS into the commercial market as soon as practicable, consistent with sound and reasonable business practices and judgment, and thereafter endeavor to keep LICENSED PRODUCTS reasonably available to the public.

                  (e) FHCRC shall have the right to render this Agreement non-exclusive at any time after five (5) years of the Effective Date upon sixty (60) days prior written notice to LICENSEE if, in FHCRC's reasonable judgment, LICENSEE has not put a LICENSED PRODUCT into commercial use directly or through a sublicense and is not keeping the LICENSED PRODUCT reasonably available to the public, or is not demonstrably engaged in research, development, manufacturing, marketing or licensing, as appropriate, directed toward these ends. In making this determination FHCRC shall take into account the normal course of such programs conducted with sound and reasonable business practices and judgment, then-prevailing market conditions, the existence of new or more competitive technologies, and shall take into account the reports provided hereunder by LICENSEE. FHCRC's determination to render this Agreement non-exclusive will become effective at the end of the sixty (60) day notice period unless LICENSEE shall have demonstrated fulfillment of its obligation under this Section 2.2(e).

                  (f) LICENSEE may grant sublicenses for any rights granted under the License. All sublicenses granted by LICENSEE hereunder shall include a requirement that the sublicensee use reasonable efforts to bring the subject matter of the sublicense into commercial use consistent with Section 2.2(e) and shall expressly bind the sublicensee to meet LICENSEE's obligations to FHCRC under this Agreement relating to sublicenses, including, but not limited to, obligations under Section 2.2(e). Copies of all executed sublicense agreements pertaining to any rights granted under the License shall promptly be provided to FHCRC. FHCRC agrees to maintain each such sublicense agreement and all information relating thereto in confidence.


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          2.3 IMPROVEMENTS. FHCRC and LICENSEE agree to promptly disclose to each other all IMPROVEMENTS to the TECHNOLOGY in a writing, in sufficient detail for LICENSEE and FHCRC to evaluate each such IMPROVEMENT. FHCRC grants to LICENSEE the option to an exclusive license in each such IMPROVEMENT owned by FHCRC for a period of six (6) months from the date of disclosure to LICENSEE. LICENSEE shall have the right to exercise the option to an exclusive license to such IMPROVEMENT at any time during the six (6) months option period by notifying FHCRC in writing. Upon exercise of the option in writing, the IMPROVEMENT will be included in the TECHNOLOGY and licensed in the License without additional charge to LICENSEE. If the option is not exercised by LICENSEE, FHCRC shall be free to license such IMPROVEMENT to a third party or parties without any obligation to LICENSEE. LICENSEE hereby grants to FHCRC a nonexclusive, irrevocable, royalty-free license for research purposes to its interests in any IMPROVEMENT; provided that such IMPROVEMENT will be deemed to be TECHNOLOGY under this Agreement and subject to the restrictions set forth in Section 2.2(c). Notwithstanding the foregoing, to the extent FHCRC develops any improvement to the TECHNOLOGY based on Proprietary Information owned by LICENSEE that would be an IMPROVEMENT but for the fact that it was conceived or reduced to practice by someone other than one or more of the Inventors, FHRCR shall first offer such improvement to LICENSEE. For a period of ninety (90) calendar days following notice to LICENSEE by FHCRC of such improvement, FHCRC and LICENSEE shall in good faith endeavor to negotiate an agreement with respect to LICENSEE's rights to such improvement. In the event FHCRC and LICENSEE fail to enter into such agreement within such ninety (90) day period, FHCRC shall, for a period of one year thereafter, have the right to enter into an agreement regarding such improvement with a third party provided that the terms and conditions offered to such third party shall not be more favorable than the terms and conditions last specified by FHCRC to LICENSEE in a written proposal unless first offered to LICENSEE. Thereafter, FHCRC shall be free to enter into an agreement regarding such improvement with a third party without further restriction under this Section 2.3.

                          ARTICLE 3- TERM OF AGREEMENT

          The term of this Agreement commences on the Effective Date and, subject to earlier termination as provided in Article 2.2(e), ends on the later of(a) the expiration date of the last to expire of the PATENT RIGHTS and (b) twenty (20) years from the Effective Date (the "Term") unless otherwise provided in this Agreement.

                         ARTICLE 4- EQUITY AND PAYMENTS

          4.1 EQUITY. As partial consideration for the License, LICENSEE agrees to issue to FHCRC shares of LICENSEE's Common Stock equal to four percent (4%) of fully-diluted capital stock of LICENSEE immediately following the closing of LICENSEE's Series A Preferred Stock financing. The Common Stock issued to FHCRC shall be subject to the terms and conditions set forth in the Stock Purchase Agreement attached hereto as APPENDIX B.


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          4.2 PAYMENTS. On June 30 of each year, commencing on June 30 following the date on which the first patent covered under the Patent Rights is issued in the United States (the "United States Patent Issue Date") and continuing thereafter until the earlier of (a) termination of this Agreement or (b) the date on which the Company grants a sublicense to the Technology to a non-Affiliate in a transaction where the aggregate value of the license fees, research funding and similar compensation to LICENSEE is greater than [***], LICENSEE shall make an annual payment of $50,000 (the "ANNUAL PAYMENT").

                              ARTICLE 5 - REPORTING

          5.1 RESEARCH AND DEVELOPMENT PLAN. Within sixty (60) days following execution of this Agreement, LICENSEE shall provide to FHCRC a written research and development plan and business plan for introducing LICENSED PRODUCTS into commercial use.

          5.2 ANNUAL REPORTS. LICENSEE shall provide written reports within sixty (60) days after December 31 of each calendar year which shall include the following information: reports of progress on research and development, regulatory approvals, manufacturing, sublicensing, marketing and sales during the preceding twelve (12) months as well as plans for the coming year. If LICENSEE's progress differs from that anticipated in the plan provided to FHCRC under Section 5.1, LICENSEE shall explain the reasons for the difference and propose modified plans for FHCRC's review and comments, which comments shall be given serious consideration by LICENSEE. LICENSEE shall also provide any reasonable additional data FHCRC requires to evaluate LICENSEE's performance.

          5.3 FINANCIAL REPORTS. LICENSEE shall provide to FHCRC quarterly fmancial statements for the immediately preceding quarter within thirty (30) days after the end of each quarter.

          5.4. CONFIDENTIALITY OF REPORTS. All such reports shall be maintained in confidence by FHCRC, except as required by law, including Public Laws 96-517 and 98-620.

                    ARTICLE 6- DOMESTIC AND FOREIGN PATENT FILING
                                             AND MAINTENANCE

          6.1 RESPONSIBILITY. Throughout the term of this Agreement, LICENSEE, at its own expense, shall have the right, but shall not be obligated, to prepare, file, prosecute and defend against third party oppositions any and all United States and foreign patent applications, and to maintain any and all United States and foreign patents included within the PATENT RIGHTS; PROVIDED, HOWEVER, that LICENSEE shall first consult with FHCRC as to the preparation, filing, prosecution and defense of such applications and maintenance of such patents and shall promptly furnish to FHCRC copies of all documents relevant to such preparation, filing, prosecution, defense, or maintenance and shall keep FHCRC fully advised of the same. FHCRC shall have the right to review and make recommendations with respect to all such patent applications and patents and proceedings relating thereto. In the event of a dispute between LICENSEE and


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

FHCRC as to such preparation, filing, prosecution, defense, or maintenance, FHCRC's decision shall be controlling on such subject. In the event that LICENSEE elects not to file, prosecute, or defend such applications or maintain such patents, LICENSEE shall so notify FHCRC in writing not less than sixty (60) days prior to such action, in which event FHCRC shall have the right to conduct such filing, prosecution, defense, or maintenance. Notwithstanding any of the foregoing, FHCRC shall have the right, on any reasonable basis, and upon written notice to LICENSEE, to take over and assume responsibility for the preparation, filing, prosecution and defense of any and all United States and foreign patent applications included within PATENT RIGHTS and maintenance of any and all United States and foreign patents included within PATENT RIGHTS. In the event that FHCRC conducts such filing, prosecution, defense, or maintenance as provided herein, FHCRC shall first consult with LICENSEE as to such preparation, filing, prosecution, defense, or maintenance and shall keep LICENSEE fully advised of the same; in such case, LICENSEE shall have the right to review and make recommendations with respect to all such patent applications and patents and proceedings relating thereto.

          6.2 REIMBURSEMENT. LICENSEE shall reimburse FHCRC for all reasonable and documented expenses FHCRC has incurred for the preparation, filing, prosecution and maintenance of PATENT RIGHTS, including any interference proceedings, and shall reimburse FHCRC for all such expenses incurred in connection with the PATENT RIGHTS.

          6.3 NOTICE. Each party shall provide to the other prompt notice as to all matters which come to its attention and which may affect the preparation, filing, prosecution, defense or maintenance of any such patent applications or patents. FHCRC and LICENSEE shall cooperate fully and in good faith in the preparation, filing, prosecution, defense and maintenance of PATENT RIGHTS and of all patents and patent applications licensed to LICENSEE hereunder, including the execution of all papers and instruments so as to enable FHCRC to apply for, to prosecute and to maintain patent applications and patents in FHCRC's name in any country.

          6.4 NON-PAYMENT. If LICENSEE elects not to pay the expenses of a patent application or patent included within PATENT RIGHTS, LICENSEE shall notify FHCRC not less than sixty (60) days prior to such action and shall thereby surrender its rights under Section 2.1 of this Agreement with respect to such patent or patent application.

                             ARTICLE 7- ENFORCEMENT

          7.1 NOTICE OF INFRINGEMENT. Each party agrees to notify the other promptly of any infringement of the PATENT RIGHTS of which such party becomes aware.

          7.2 ACTION BY LICENSEE. During the Term, subject to FHCRC prior written consent (not to be unreasonably withheld), LICENSEE has the right to prosecute any infringements of the PATENT RIGHTS, at its sole expense, and FHCRC hereby agrees that LICENSEE may include FHCRC as a party plaintiff in any such suit, without expense of FHCRC. The total cost


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

of any such action commenced or defended solely by LICENSEE shall be borne by LICENSEE and LICENSEE shall keep any recovery or damages for infringement derived from the action. Before LICENSEE commences any such infringement action, LICENSEE shall give careful consideration to the views of FHCRC and to potential effects on the public interest in making its decision whether or not to commence such an action. FHCRC agrees to cooperate reasonably in any such action initiated by LICENSEE including supplying essential documentary evidence and making essential witnesses then in FHCRC's employment available at LICENSEE's expense.

          7.3 ACTION BY FHCRC. If LICENSEE fails to initiate an infringement action within ninety (90) days after notification or knowledge of the basis for such action and LICENSEE is not already a party in an infringement action including any patent included within PATENT RIGHTS, or if FHCRC reasonably withholds its consent pursuant to Section 7.2, FHCRC shall have the right, and in the case of reasonably withholding its consent pursuant to Section 7.2 shall be obligated, to prosecute at its own expense all infringements of the PATENT RIGHTS, and LICENSEE hereby agrees that FHCRC may include LICENSEE as a party plaintiff in any such suit, without expense to LICENSEE. The total cost of any such action commenced or defended solely by FHCRC shall be borne by FHCRC and FHCRC shall keep any recovery or damages for past infringement derived from the action.

                    ARTICLE 8- INDEMNIFICATION AND INSURANCE

         8.1 INDEMNIFICATION. LICENSEE assumes responsibility for and shall defend, indemnify and hold FHCRC, its directors, officers, managers, agents, students, doctors and employees (the "Indemnified Parties") harmless from any and all liability, losses, expenses, damages, assessments and claims arising out of or resulting from (a) the use, sale or any disposition of LICENSED PRODUCTS by LICENSEE or its AFFILIATES, (b) the practice of the LICENSED PROCESSES by LICENSEE or its AFFILIATES, or (c) the use, sale or other disposition of the LICENSED PRODUCT or LICENSED PROCESSES by others who receive LICENSED PRODUCTS or LICENSED PROCESSES directly or indirectly from LICENSEE, its AFFILIATES, agents or representatives. Notwithstanding the foregoing, LICENSEE shall have no obligation to indemnify and hold harmless the Indemnified Parties (i) if the claim is found to be based upon the gross negligence or willful misconduct of any of the Indemnified Parties, or (ii) if the Indemnified Parties fail to give LICENSEE prompt notice of any claim it receives and such failure materially prejudices LICENSEE, or (iii) solely to the extent of indemnification for legal fees and disbursements of counsel of the Indemnified Parties, unless LICENSEE is given the opportunity to control the defense of such action, or (iv) unless LICENSEE is given the opportunity to approve any settlement; and provided further that, except in the event of a material conflict of interest, LICENSEE will not be liable for attorney's fees of the Indemnified Parties after assuming control of the defense or settlement.

         8.2 INSURANCE. Upon the earlier of any: (a) testing or use in human subjects or (b) sale of a LICENSED PRODUCT, LICENSEE will have FHCRC named as an additional insured on LICENSEE's product liability insurance policies, with limits consistent with sound business practice. Such policies shall not be terminated without thirty (30) days prior written notice to


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

FHCRC. LICENSEE shall provide FHCRC with written evidence of the insurance and a copy of the policy upon request.

         8.3 LEGAL ACTION. In the event any legal action is commenced against LICENSEE involving the TECHNOLOGY, whether or not FHCRC is named as a ~5arty to the legal action, LICENSEE shall keep FHCRC or its attorney nominee fully advised of the progress of the legal action and shall reimburse FHCRC for its reasonable legal costs (including attorney's fees) incurred as a result of FHCRC's monitoring of such action, FHCRC's being named a party to any such legal action, or when FHCRC's employees or agents are called as witnesses therein or asked to testify for or consult with LICENSEE in connection therewith. FHCRC agrees to cooperate with LICENSEE, to the extent reasonably possible, in any legal action brought pursuant to this Section 8.3.

                             ARTICLE 9- ARBITRATION

          Any dispute, other than a question relating to patent validity or infringement, between the parties hereunder which cannot be resolved by good faith negotiation between the parties over a period of at least sixty (60) days shall be resolved by arbitration before a panel of three arbitrators under the then current rules and procedures of the American Arbitration Association (the "AAA"), or other rules and procedures as the parties may agree. Each party shall bear its own costs incurred in connection with such arbitration and the fees, expenses and costs of the AAA, the arbitrator(s) and the arbitration proceeding not incurred solely by one party shall be divided equally between the parties. The arbitral award shall be binding and conclusive on both parties and may be enforced in any court of competent jurisdiction.

                      ARTICLE 10- TERMINATION OF AGREEMENT

          10.1 TERMINATION ON PAYMENT DEFAULT. At FHCRC's option, FHCRC may terminate this Agreement effective thirty (30) days after giving written notice in the event LICENSEE fails to pay any Annual Payment or other amounts owed under this Agreement when due, unless the payment default is cured or shown to be non-existent within such thirty (30) day period, in which case the Agreement will remain in effect.

          10.2 TERMINATION ON OTHER DEFAULTS. This Agreement may be terminated by either party upon a material breach by the other party other than a payment default which is governed by Section 10.1, effective ninety (90) days after giving written notice to the breaching party of such termination under this Section 10.2 and specifying such breach, unless the default is cured or shown to be non-existent within the ninety (90) days period, in which case the Agreement will remain in effect.

          10.3 TERMINATION ON BANKRUPTCY OR INSOLVENCY. Subject to any provisions of the federal bankruptcy laws limiting rights of termination, this Agreement will automatically terminate if LICENSEE files for protection under federal bankruptcy laws, becomes insolvent,


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it or files for dissolution.

          10.4 TERMINATION BY LICENSEE. LICENSEE shall have the right to terminate this Agreement at any time upon thirty (30) days prior written notice to FHCRC.

          10.5 EFFECT OF TERMINATION ON SUBLICENSES. Any sublicenses granted by LICENSEE under this Agreement shall provide for termination or assignment to FHCRC, at the option of FHCRC, of LICENSEE's interest therein upon termination of this Agreement.

          10.6 SALE OF PRODUCTS ON TERMINATION. In the event that FHCRC terminates this Agreement as permitted herein, LICENSEE shall have the right for three (3) months to sell all LICENSED PRODUCTS on hand at the time of receipt of notice of termination if any and all payments due FHCRC are paid when due in accordance with this Agreement.

          10.7 EFFECT OF TERMINATION. Upon termination of the Agreement for any reason, and subject to LICENSEE's rights under Section 10.6, each party shall return to the other party all TECHNOLOGY owned by such other party and thereafter continue to maintain the confidentiality thereof, and refrain from use thereof or the disclosure thereof to any third party as required by Article 13, and all other rights in TECHNOLOGY and LICENSED PRODUCTS granted under
Article 2 shall expire and revert to the owner thereof. Upon termination of this Agreement, each party will turn over to the other party all Proprietary Information owned by such other party and all documents or data storage media containing any such Proprietary Information owned by such other party and any and all copies thereof, and each party will delete all Proprietary Information owned by such other party from its documents or data storage media. Should either party terminate this Agreement as permitted herein, the other party shall not be able to claim from the terminating party, any damages or compensation for losses or expenses incurred solely as a result of the termination. FHCRC shall be entitled to retain all equity issued and payments made under this Agreement, notwithstanding termination of this Agreement for any reason.

          10.8 SURVIVAL OF RIGHTS AND DUTIES. Rights and duties hereunder which by their terms or nature survive the termination or expiration of this Agreement shall so survive such termination or expiration, including without limitation duties under Sections 5.3, 7, 8, 9, 10.6, 10.7, 12, 13, 16.1, 16.7, 16.8, 16.9
and 16.10.

                    ARTICLE 11- REPRESENTATIONS AND COVENANTS

          11.1 FHCRC REPRESENTATIONS AND WARRANTIES. FHCRC represents and warrants that all right, title, and interest in the patent applications or patents comprising the PATENT RIGHTS listed in APPENDIX A have been or will be assigned to it and are owned by it (subject to Government Rights under 35 U.S.C.
Section 200 et seq.), that FHCRC has the authority to issue licenses under the PATENT RIGHTS, that all corporate action of FHCRC required to authorize


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

and perform this Agreement and the transactions contemplated hereby has been taken; that this Agreement has been duly executed and delivered by FHCRC and is a legal, valid and binding obligation of FHCRC and that FHCRC is duly organized and validly existing under the laws of the State of Washington.

          11.2 FHCRC DISCLAIMERS. FHCRC disclaims all implied or express warranties of any nature whatsoever concerning the validity or scope of the PATENT RIGHTS licensed hereunder. FHCRC does not warrant that such PATENT RIGHTS may be exploited by LICENSEE, an AFFILIATE, or sublicensee without infringing other patents. FHCRC EXPRESSLY DISCLAIMS ANY AND ALL EXPRESS WARRANTIES, EXCEPT THOSE STATED IN THIS ARTICLE 11, AND FURTHER DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS OF THE TECHNOLOGY, LICENSED PROCESSES OR LICENSED PRODUCTS FOR ANY PARTICULAR USE OR PURPOSE.

          11.3 LICENSEE REPRESENTATIONS AND WARRANTIES. LICENSEE represents and warrants to FHCRC that all corporate action of LICENSEE required to authorize and perform this Agreement and the transactions contemplated hereby has been taken; that this Agreement has been duly executed and delivered by LICENSEE and is a legal, valid and binding obligation of LICENSEE; that the execution, delivery and performance of this Agreement will not, with OR without the giving of notice or the lapse of time or both violate any judgment, order, writ, or decree of any court applicable to LICENSEE or result in the breach of or conflict with or constitute a default under any corporate charter, bylaw, commitment, contract or other agreement or instrument to which LICENSEE is a party; that LICENSEE is duly organized and validly existing under the laws of the State of Delaware and that it has obtained and will at all times during the Term hold and comply with all licenses, permits and authorizations necessary to LICENSEE's complete and timely performance of its obligations under this Agreement which are required under any applicable statutes, laws, ordinances, rules and regulations of the United States as well as those of all applicable foreign governmental bodies, agencies and subdivisions, having, asserting or claiming jurisdiction over LICENSEE or LICENSEE's performance of the terms of this Agreement. In particular, LICENSEE:

                  (a) will be responsible for obtaining all necessary United States Food and Drug Administration approvals and all approvals required by similar governmental bodies or agencies of all applicable foreign countries; and

                  (b) understands and acknowledges that the transfer of certain commodities and technical data is subject to United States laws and regulations controlling the export of such commodities and technical data, including all Export Administration Regulations of the United States Department of Commerce. These laws and regulations, among other things, prohibit or require a license for the export of certain types of technical data to certain specified countries. LICENSEE hereby agrees and gives written assurance that it will comply with all United States laws and regulations controlling the export of commodities and technical data, that it will be solely responsible for any violation of such by LICENSEE or its AFFILIATES or sublicensees,


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

and that it will defend and hold FHCRC harmless in the event of any legal action of any nature occasioned by such violation.

                               ARTICLE 12- NOTICES

          All communications, including payments, notices, demands or requests required OR permitted to be given hereunder, shall be given in writing and shall be: (a) personally delivered; (b) sent by facsimile or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such payments, notices, demands or requests are as follows:

       If to FHCRC:      Fred Hutchinson Cancer Research Center
                         1100 Fairview Avenue North, C2M-027
                         Seattle, Washington 98109
                         Attention:  Catherine J. Hennings, Director,
                         Technology Transfer
                         Facsimile:   (206) 667-4732

       With copies to:   Douglas J. Shaeffer, Esq.
                         Fred Hutchinson Cancer Research Center
                         1100 Fairview Avenue North, LM-254
                         Seattle, Washington 98109
                         Facsimile: (206) 667-6590

       If to LICENSEE:   Rosetta Inpharmatics, Inc.
                         12040 - 115th Avenue N.E., Suite 210
                         Kirkland, WA 98034
                         Attention: President
                         Facsimile: (425) 821-5354

       With copies to:   Venture Law Group
                         4750 Carillon Point
                         Kirkland, WA 98033
                         Attention:   William W. Ericson
                         File No. 15822.012
                         Facsimile:  (425) 739-8750

If personally delivered, such communication shall be deemed delivered upon actual receipt. If electronically transmitted pursuant to this Article 12, such communication shall be deemed delivered when transmitted. If sent by overnight courier pursuant to this Article 12, such communication shall be deemed delivered within twenty-four (24) hours of deposit with such courier. If sent by U.S. mail pursuant to this Article 12, such communications shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service,


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Agreement may change their address for the purposes of this Agreement by giving notice in accordance with this Article.

                 ARTICLE 13- CONFIDENTIALITY AND NON-DISCLOSURE

         13.1 PROPRIETARY INFORMATION. Any and all information in any form relating to the TECHNOLOGY furnished to either party (or its agents or employees) by the other party (or its laboratories or agents or employees), including but not limited to information regarding or relating to devices, biological materials, methods, processes, data, drawings, documentation, patent applications, know how and product development plans, is confidential, proprietary, information and any and all such information is hereinafter referred to as "Proprietary Information."

         13.2 EXCEPTIONS TO PROPRIETARY INFORMATION. As used herein, "Proprietary Information" does not include information:.

                  (a) that at the time of disclosure to the receiving party is or later becomes generally available to the public through no fault of the receiving party;

                  (b) that is demonstrated to have been in the receiving party's possession prior to the time of disclosure by the disclosing party;

                  (c) that is demonstrated by a preponderance of the evidence to have been independently developed by the receiving party's personnel without reference to Proprietary Information of the disclosing party; and

                  (d) received from a third party, unless such information is obtained subject to a confidential disclosure agreement.

          13.3 USE OF PROPRIETARY INFORMATION. Each party agrees: (a) to hold in strict confidence and trust and maintain as confidential all Proprietary Information disclosed by the other party; (b) not to disclose any such Proprietary Information or any information derived therefrom to any person, except to those employees or legal counsel of the receiving party who are required to receive the Proprietary Information for the purposes described in this Agreement and who are bound by the provisions of this Agreement; and (c) to use the Proprietary Information only for the purposes described in this Agreement.

          13.4 OWNERSHIP OF PROPRIETARY INFORMATION. Each party agrees that all Proprietary Information disclosed by the other party will at all times be and remain the sole property of the disclosing party and the disclosing party is the sole owner of all patents, copyrights and other intellectual property rights and other proprietary rights related to the Proprietary Information disclosed by it and conceived or made by the disclosing party's employees.


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          13.5 TERM OF CONFIDENTIALITY. The obligations of confidentiality provided herein shall continue in force and effect for [***] from the date of termination of this Agreement, whether by lapse of the Term hereof or otherwise, unless extended or limited by mutual agreement executed in writing by an officer of each party; PROVIDED, HOWEVER, that if this Agreement is terminated before the end of the Term due to a default by LICENSEE, the obligation of confidentiality shall continue for [***] from the end of the Term assuming no early termination.

                           ARTICLE 14- PATENT MARKING

          Subsequent to the issuance of any patent included in the PATENT RIGHTS and provided FHCRC advises LICENSEE of the patent number or numbers of any such issued patents, LICENSEE agrees to mark and to have marked by its sublicensees every LICENSED PRODUCT manufactured, used or sold in the United States by LICENSEE, its AFFILIATES or its sublicensees in accordance with the statutes of the United States relating to the marking of patented articles. All LICENSED PRODUCTS shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the countries of manufacture or sale.

                          ARTICLE 15- RIGHT TO PUBLISH

          Nothing in this Agreement shall be construed as prohibiting either party from presenting or publishing any of the results of their own research on the TECHNOLOGY, including without limitation research results which constitute Proprietary Information; PROVIDED, HOWEVER, that each party agrees to provide the other party with a copy of any such presentation or publication at least thirty (30) days prior to submission or presentation and further agrees to delay publication for a period not to exceed sixty (60) days, which is sufficient to allow the other party to take steps necessary to protect any intellectual property, including the filing of any patent applications and/or deletion of its confidential information.

                            ARTICLE 16- MISCELLANEOUS

          16.1 APPLICABLE LAW. The rights and obligations of the parties under this Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

          16.2 NO MODIFICATION. This Agreement may not be amended except by an instrument in writing signed by both parties.

          16.3 ASSIGNMENT. The Agreement shall be binding on the parties hereto and upon their respective heirs, administrators, successors and assigns. This Agreement may not be assigned by LICENSEE or by operation of law without the prior written consent of FHCRC, which consent shall not be unreasonably withheld; provided, that LICENSEE may assign this Agreement without FHCRC's consent to any entity that acquires all or substantially all of its assets or business relating to LICENSED PRODUCTS and LICENSED PROCESSES, by merger or


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

otherwise.

          16.4 NON-PROFIT STATUS. LICENSEE acknowledges that FFICRC is a non-profit organization qualifying for and holding the status of an exempt organization under Section 50l(c)(3) of the United States Internal Revenue Code ("SECTION 501(c)(3) STATUS"). If the Internal Revenue Service (the "IRS") determines, or a determination by FHCRC based on advice of legal or tax counsel is reasonably made, that any part or all of this Agreement will jeopardize FHCRC's Section 501(c)(3) Status, the parties agree to meet and confer in good faith to amend this Agreement to the extent necessary to satisfy IRS requirements for retention of FHCRC's Section 501(c)(3) Status. If FHCRC and LICENSEE cannot agree within thirty (30) days after commencing negotiations regarding the amendments to be made to this Agreement in order for FHCRC to retain its Section 501(c)(3) Status, FHCRC may terminate this Agreement effective upon giving written notice to LICENSEE of termination under this
Section 16.4.

          16.5 CONFLICTS WITH GRANTS. LICENSEE understands and acknowledges that agreements between FHCRC and agencies of the United States government funding FHCRC's programs may contain clauses granting patent and/or other rights to the agencies or the U.S. government. LICENSEE agrees that the rights granted to it under this Agreement shall be subject to any rights of the agencies and the U.S. government. If a conflict arises, the provisions of any U.S. government agency funding agreement and/or regulation shall prevail over any conflicting provisions of this Agreement and FHCRC will have no liability to LICENSEE as a result of such conflict.

          16.6 BOARD OBSERVER. During the Term, FHCRC shall be entitled to have one representative of FHCRC attend meetings of the Board of Directors of LICENSEE, which representation shall be Leland Hartwell or such other representative as FHCRC and LICENSEE shall mutually agree upon. LICENSEE agrees to give FHCRC timely notice of Board of Directors meetings of LICENSEE. Notwithstanding the foregoing, LICENSEE may exclude the FHCRC representative from certain meetings or portions of certain meetings if LICENSEE reasonably determines that attendance of the FHCRC representative would jeopardize attorney-client privilege or proprietary rights of LICENSEE, violate confidentiality requirements of a third party or otherwise be illegal or improper.

          16.7 USE OF NAME. No party shall use the name of the other party or reveal the terms of this Agreement in any publicity or advertising without the prior written approval of the other party, except that (a) any party may use the text of a written statement approved in advance by the other party without further approval; (b) any party shall have the right to identify the other party and to disclose the terms of this Agreement as required by applicable securities laws or other applicable law or regulation; and (c) any party may disclose that a licensing relationship exists between the parties and may disclose the name of the other party in that context.

          16.8 NOTICES. All letters, documents, or other materials of a written or physical nature, required by or relating to this Agreement shall be in English and sent to the party at the address given in Article 12.


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          16.9 INDEPENDENT PARTIES. The parties to this Agreement are independent contractors and not agent of the other. This Agreement shall not constitute a partnership or joint venture, and neither party may be bound by the other to any contract, arrangement or understanding except as specifically stated herein.

         16.10 SEVERABILITY. Should a court of competent jurisdiction later consider any provision of this Agreement to be invalid, illegal, or unenforceable, it shall be considered severed from this Agreement. All other provisions, rights and obligations shall continue without regard to the severed provision, provided that the remaining provisioni of this Agreement are in accord with the intention of the parties.

         16.11 PROCEEDINGS. In the event any party to this Agreement commences any action or proceeding, including an appeal of an action or proceeding, against the other, or otherwise retains an attorney, by reason of any breach or claimed breach of any provision of this Agreement, or to seek a judicial declaration of rights hereunder or judicial or equitable relief, the prevailing party in such action or proceeding shall be entitled to recover its reasonable attorneys' fees and costs. Venue of any such legal or equitable action shall lie in Seattle, Washington. Each of LICENSEE and FHCRC hereby submits to the jurisdiction of the Federal District Court of Western Washington located in Seattle, Washington, and hereby agrees to accept service of process by certified mail, return receipt requested, effective upon delivery to LICENSEE or FHCRC, as the case may be.

         16.12 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                            [Signature page follows:


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

FRED HUTCHINSON CANCER RESEARCH CENTER         ROSETTA INPHARMATICS, INC.


By: /s/                                        By: /s/ John J. King, II
   -----------------------------------             ---------------------------

Printed                                        Printed
Name:                                          Name: John J. King, II
     ---------------------------------               -------------------------

Title:                                         Title: Sr. Vice President & Co.
      --------------------------------                ------------------------

Date:                                          Date: 1/12/97
     ---------------------------------               -------------------------





                 SIGNATURE PAGE TO EXCLUSIVE LICENSE AGREEMENT


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                   Appendix A
                                   ----------

                         PATENT APPLICATIONS AND PATENTS


                        Patent                                              File or
Patent NO.          Applicant No.                          Country        Issue Date    Title/Inventor
----------          -------------                          -------        ----------    --------------

                    [***]                                   [***]            [***]      [***]

                    [***]                                   [***]            [***]      [***]





* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.